EXHIBIT 99.2
                                                                    ------------










             -----------------------------------------------------

                           PARAGON TECHNOLOGIES, INC.

             -----------------------------------------------------

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                              AS OF MARCH 31, 2005

                           PARAGON TECHNOLOGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005
                                 (IN THOUSANDS)


                                                 Historical
                                                Consolidated       Pro Forma                       Pro Forma
                                                 3/31/2005        Adjustments                    Consolidated
                                                ------------      -----------                    ------------
Assets
------

Current assets:
Cash and cash equivalents                         $  4,118            19,515      (A)                23,633
Receivables                                          5,862            (4,330)     (B)                 1,532
Costs and estimated earnings in excess
   of billings                                       1,040              (583)     (B)                   457
Inventories                                          1,627            (1,207)     (B)                   420
Deferred income tax benefits                           897              (291)     (B)                   606
Prepaid expenses and other current assets              589              (346)     (B)                   243
                                              ------------------------------------            --------------------
       Total current assets                         14,133            12,758                         26,891
                                              ------------------------------------            --------------------

Property, plant and equipment, at cost               3,949            (2,906)     (B)                 1,043
Less: accumulated depreciation                       2,677            (1,834)     (B)                   843
                                              ------------------------------------            --------------------
   Net property, plant and equipment                 1,272            (1,072)     (B)                   200
                                              ------------------------------------            --------------------

Deferred income tax benefits                             -               258      (C)                   258
Goodwill                                            17,657           (17,657)     (B)                     -
Other assets                                            10                                               10
                                              ------------------------------------            --------------------

       Total assets                                $33,072            (5,713)                        27,359
                                              ====================================            ====================

                           PARAGON TECHNOLOGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005
                                 (IN THOUSANDS)


                                                 Historical
                                                Consolidated       Pro Forma                       Pro Forma
                                                 3/31/2005        Adjustments                    Consolidated
                                                ------------      -----------                    ------------
Liabilities and Stockholders' Equity
------------------------------------

Current liabilities:
Accounts payable                                  $  2,535            (1,331)     (B)                 1,204
Customers' deposits and billings in
   excess of costs and estimated earnings            2,256            (1,141)     (B)                 1,115
Accrued salaries, wages, and commissions               411              (262)     (B)                   149
Income taxes payable                                    44                                               44
Accrued product warranty                               595              (187)     (B)                   408
Deferred gain on sale-leaseback                        165                                              165
Accrued other liabilities                              981                (1)     (B)                   980
                                              ------------------------------------            --------------------
       Total current liabilities                     6,987            (2,922)                         4,065
                                              ------------------------------------            --------------------

Long-term liabilities:
Deferred gain on sale-leaseback                        316                                              316
Deferred income taxes payable                        2,253            (2,253)     (B)(C)                  -
                                              ------------------------------------            --------------------
       Total long-term liabilities                   2,569            (2,253)                           316
                                              ------------------------------------            --------------------

Stockholders' equity:
Common stock                                         4,267                                            4,267
Additional paid-in capital                           8,008                                            8,008
Retained earnings                                   11,241              (538)     (D)                10,703
                                              ------------------------------------            --------------------
       Total stockholders' equity                   23,516              (538)                        22,978
                                              ------------------------------------            --------------------

       Total liabilities and
         stockholders' equity                      $33,072            (5,713)                        27,359
                                              ====================================            ====================

NOTES:

(A) To reflect the estimated net cash proceeds of approximately $23,055,000 (subject to working capital adjustments) less approximately $900,000 in professional fees and transaction expenses and $2,000,000 in estimated income taxes associated with the sale of certain assets and liabilities of Ermanco.

(B)      To reflect the sale of certain assets and liabilities of Ermanco.

(C) To reclass long-term deferred income tax benefits of $258,000 from long-term deferred income taxes payable.

(D) To reflect the estimated after-tax loss for financial statement purposes on the sale of certain assets and liabilities of Ermanco. Due to the fact that there is a final working capital adjustment, the final gain or loss on the transaction has not yet been determined.

                           PARAGON TECHNOLOGIES, INC.
                   SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

         The following selected unaudited pro forma consolidated statements of operations data gives effect to the sale of certain assets and liabilities of Ermanco as if the transaction occurred at the beginning of the 2004 fiscal year and at the beginning of the 2005 fiscal year. The pro forma data presented below should be read in conjunction with the Company's financial statements previously filed with the U.S. Securities and Exchange Commission and pro forma consolidated financial information and accompanying assumptions previously included elsewhere herein. Such data is not necessarily indicative of the results of operations that would have been achieved had the transaction described above occurred on the date indicated or that may be expected to occur in the future as a result of such transaction.


                                             Paragon Technologies, Inc.                        Paragon Technologies, Inc.
                                          Unaudited Pro Forma Consolidated                  Unaudited Pro Forma Consolidated
                                               Statement Of Operations                           Statement Of Operations
                                        For The Year Ended December 31, 2004            For The Three Months Ended March 31, 2005
                                   (In Thousands, Except Share And Per Share Data)   (In Thousands, Except Share And Per Share Data)
                                   -----------------------------------------------   -----------------------------------------------
                                      Historical        (1)          Pro Forma        Historical        (1)            Pro Forma
                                     Consolidated    Pro Forma     Consolidated      Consolidated    Pro Forma       Consolidated
                                      12/31/2004    Adjustments       Results          3/31/2005    Adjustments         Results
                                      ----------    -----------       -------          ---------    -----------         -------
Net sales                             $ 42,255      (30,553) (E)       11,702         $  10,308        (6,442) (E)        3,866
Cost of sales                           31,277      (23,462) (E)        7,815             7,696        (4,923) (E)        2,773
                                     ------------------------       -----------      --------------------------       ----------
Gross profit on sales                   10,978       (7,091) (E)        3,887             2,612        (1,519) (E)        1,093
                                     ------------------------       -----------      --------------------------       ----------

Selling, general and
    administrative expenses              8,703       (4,546) (E)        4,157             2,329        (1,292) (E)        1,037
Product development costs                  314         (138) (E)          176                43           (39) (E)            4
Interest expense                             4                              4                 1                               1
Interest income                            (76)        (390) (F)         (466)              (13)          (98) (F)         (111)
Other income, net                         (183)          80  (E)         (103)              (55)           15  (E)          (40)
                                     ------------------------       -----------      --------------------------       ----------
                                         8,762       (4,994)            3,768             2,305        (1,414)              891
                                     ------------------------       -----------      --------------------------       ----------

Earnings before income taxes             2,216       (2,097)              119               307          (105)              202
Income tax expense                         743         (697) (G)           46               113           (35) (G)           78
                                     ------------------------       -----------      --------------------------       ----------
Net earnings                          $  1,473       (1,400)               73         $     194           (70)              124
                                     ========================       ===========      ==========================       ==========

Basic earnings per share              $    .34                            .02         $     .05                             .03
                                     =============                  ===========      ==============                   ==========
Diluted earnings per share            $    .34                            .02         $     .04                             .03
                                     =============                  ===========      ==============                   ==========

Weighted average shares outstanding  4,278,065                      4,278,065         4,266,323                       4,266,323
Dilutive effect of stock options        72,232                         72,232            47,425                          47,425
                                     ------------------------       -----------      --------------------------       ----------
Weighted average shares outstanding
    assuming dilution                4,350,297                      4,350,297         4,313,748                       4,313,748
                                     ========================       ===========      ==========================       ==========


NOTES:

(1) The following sale of certain assets and liabilities of Ermanco adjustments reflect results of operations as if the sale of certain assets and liabilities of Ermanco, which was completed on August 5, 2005, had occurred on January 1, 2004 and January 1, 2005. The results of operations are derived from the Company's historical statement of operations for the year ended December 31, 2004 and the Company's historical statement of operations for the three months ended March 31, 2005.

     (E) To reflect the elimination of Ermanco's statement of operations activities.

     (F) To reflect an increase in interest income due to the availability of additional cash of approximately $19,500,000 from the sale of certain assets and liabilities of Ermanco.

     (G) To reflect the adjustment to record income tax expense at an effective rate of 38.62%.